Exhibits 99.1

NEWS RELEASE April 8, 2013

Tetra Tech Anticipates Eastern Canadian Weakness in Second Half

Pasadena, California.  Tetra Tech, Inc. (NASDAQ:  TTEK) announced today that it anticipates weaker than expected operating performance during the second half of fiscal 2013 due primarily to its business in Eastern Canada.  Tetra Tech reaffirms its previously issued guidance for the second quarter 2013, which ended in March.

Tetra Tech’s Eastern Canadian operations have been adversely impacted by poor economic conditions, including budget deficits and reduced customer spending.  In addition, there has been an on-going government investigation into political corruption in Quebec.  Together these factors have slowed government procurements and business activity in Eastern Canada.  As a result, Tetra Tech now anticipates weaker financial performance in its Eastern Canadian operations.

Less significantly, Tetra Tech’s work for mining customers has continued to slow, and the Company now anticipates weaker mining performance through fiscal 2013.

The overall impact in Eastern Canada and in mining is anticipated to be a reduction of revenue, and a reduction of approximately $20 to $30 million to operating income, over the second half of fiscal 2013.  Tetra Tech plans to announce its Second Quarter results, and provide updated guidance for the remainder of fiscal 2013 that reflects these circumstances, on May 1, 2013.

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services.  The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources.  With more than 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; the effect of the Budget Control Act of 2011; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; credit risks associated with certain U.S. commercial clients; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. federal, state and local government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; risks associated with international operations; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of computer, information and communications technology and systems; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

3475 E. Foothill Boulevard, Pasadena, CA 91107

Tel 626.351.4664 | Fax 626.351.1188 | www.tetratech.com